Exhibit 10.1

FIRST AMENDMENT TO

GRAND PERFECTA, INC.

CONVERTIBLE DEBENTURE

BEARING INTEREST AT 1% PER ANNUM

THIS FIRST AMENDMENT (“Amendment”) to the Debenture in the principal amount of Two Hundred Million Japanese Yen (¥200,000,000) dated March 5, 2015 (the “Debenture”), is entered into effective as of the 5th day of March 2016 (the “Effective Date”), by and between GRAND PERFECTA, INC., a Nevada corporations (the “Company”), and EUROPLUS INTERNATIONAL LTD., (“Holder”), with reference to the following:

RECITALS

A. On March 5, 2015, the Company executed and delivered to Holder the Debenture and promised to pay to the order of Holder the principal sum of ¥200,000,000, together with interest, as set forth in the Debenture.

B. The Company and Holder now desire to amend the Debenture on the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company and Holder agree as follows:

1. Definitions. Unless otherwise indicated herein, Company and Holder agree that all capitalized terms used in this Amendment shall have the definitions assigned to such terms in the Debenture.

2. Amendment to the Debenture. The Company and Holder agree that this Amendment constitutes an amendment to the Debenture. In the event of any conflict or inconsistency between the terms of this Amendment and the terms of the Debenture, the Company and Holder agree that the terms of this Amendment shall control.

3. Repayment of Principal. On February 26, 2016, the Company made a payment to Holder in the amount of Thirty Million Japanese Yen (¥30,000,000), which the parties agree is applied to the payment and reduction of the original principal amount of the Debenture.

4. Maturity Date. The date of maturity of the Debenture stated in Section 2 of the Debenture is amended to extend the date of maturity of the Debenture to the date that is six months from the Effective Date of this Amendment, subject to prepayment as set forth in paragraph 3 of the Debenture.

5. Ratification. Except as set forth herein, the Company and Holder agree that all of the terms and conditions contained in the Debenture shall remain the same and in full force and effect, and the Debenture as amended by this Amendment, is hereby ratified and reaffirmed.

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6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment may be delivered and executed by e-mail or facsimile.

IN WITNESS WHEREOF, this Amendment was duly executed on the 2nd day of March 2016.

EUROPLUS INTERNATIONAL LTD.

By: /s/ Ayako Noda

Duly Authorized Officer

Ayako Noda

Represenative Director

GRAND PERFECTA, INC.

By: /s/ Shuya Watanabe

Duly Authorized Officer

Shuya Watanabe

CEO

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